Thermon Reports Third Quarter Results

Company Announces Record Revenue of $76.8 million, Adjusted EBITDA of $18.9 million, EPS of $0.24 and Return on Equity of 35%

SAN MARCOS, Texas, February 7, 2013 -- Thermon Group Holdings, Inc. (NYSE:THR) (“Thermon” or the “Company”) today announced consolidated financial results for the third quarter ended December 31, 2012. The Company posted third quarter record revenue of $76.8 million and EPS of $0.24.

Highlights for the quarter and comparisons versus the prior year quarter include:

•	Revenue of $76.8 million, growth of 11%

•	Gross profit of $35.0 million, growth of 4%

•	Record GAAP EPS of $0.24 on a fully diluted basis

•	Adjusted EBITDA of $18.9 million, growth of 1%

•	Backlog at Q3 was $107.1 million an increase of $4.9 million or 5%

•	Return on equity of 35% measured by annualized Q3 Adjusted EBITDA

“Thermon posted all time quarterly records for revenue, gross profit and GAAP earnings in Q3, thus closing out a strong calendar 2013. Due to significant Greenfield billings in the period our gross margin declined to 45.5% as a percentage of sales” said Rodney Bingham, President and Chief Executive Officer.

Q3 2013 revenue of $76.8 million reflects an increase of approximately 11% compared to revenue of $69.2 million in Q3 2012.

Gross margin was 45.5% of revenue in Q3 2013 versus 48.7% in Q3 2012. The decrease was due to strength in the Greenfield project business which represented 42% of total revenue in Q3 versus only 35% in the year ago period. In addition, Greenfield gross margin results were negatively impacted by product mix and specific project circumstances. Adjusted EBITDA excluding management fees was $18.9 million, an increase of 1% versus the $18.7 million generated in Q3 2012.

Q3 2013 net income of $7.7 million reflected an improvement of $0.8 million versus $6.9 million generated in Q3 2012. Excluding transaction expenses from the prior year period the Company reported Q3 2012 adjusted net income of $7.2 million and $0.23 per fully diluted common share, thus Q3 2013 performance reflects growth of $0.01 per diluted share, versus Q3 2012, or 4%.

On a year to date basis the Company generated record revenue of $212.0 million reflecting 5% growth versus revenue of $202.5 million in fiscal 2012. Foreign currency negatively impacted revenue by approximately $7.1 million year to date versus fiscal 2012, an impact of approximately 3%. US Dollar strength versus the Euro and Canadian Dollar were the primary causes at $4.7 and $1.4 million, respectively. Gross margin percentage of 47.6% year to date 2013 compared to 48.2% in fiscal 2012. Adjusted EBITDA excluding management fees was $56.8 million year to date, an increase of $3.6 million or 7% versus fiscal 2012.

Net income year to date was $21.3 million, a record $0.67 per share, versus net income of $5.8 million in fiscal 2012. After excluding transaction expenses, the Company generated year to date record adjusted net income of $23.2 million and $0.73 per fully diluted common share in fiscal 2013 versus fiscal 2012 adjusted net income of $19.2 million and $0.63 per fully diluted common share, growth of 16%. Foreign currency headwinds reduced year to date earnings by $0.02 per fully diluted share versus 2012.

Adjustments to net income in Q3 2012 are due the effects of optional redemptions of long-term debt. See the tables titled "Reconciliation of Net Income to Adjusted EBITDA excluding management fees and Return on Equity" and “Reconciliation of Net Income to Adjusted Net Income and EPS” for additional details.

Conference Call and Webcast Information

Thermon's senior management team, including Rodney Bingham, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss Q3 2013 results during a conference call today at 10:00 a.m. (Central Standard Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312-5421 from within the United States/Canada and (253) 237-1121 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's Investor Relations website beginning two hours after the conclusion of the call.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release to “Adjusted EPS,” “Adjusted EBITDA excluding management fees,” “Adjusted net income” and “Return on equity” which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the “SEC”), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). “Adjusted net income” and “Adjusted earnings per share (or EPS)” represents net income before certain transaction expenses and expenses related with debt redemptions, per fully-diluted common share. “Adjusted EBITDA excluding management fees” represents net income before interest expense (net of interest income), income tax expense, depreciation and amortization expense and other non-cash charges such as stock-based compensation expense, transaction expenses incurred in connection with the CHS Transactions and our initial public offering, and other transactions not associated with our ongoing operations, such as the loss on retirement of debt, as adjusted to further exclude management and termination fees paid to our private equity sponsors. “Return on equity” represents “Adjusted EBITDA excluding management fees” for the three month period ended December 31, 2012 that is multiplied times four to represent a full year's results, divided by the average of total shareholders' equity at December 31, 2012 and September 30, 2012. We believe that the average equity properly accounts for net income that occurred during the three months ended December 31, 2012.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, Adjusted net income or Return on equity. Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income and Return on equity should be considered in addition to, not as substitutes for, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income and Return on equity may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income and Return on equity are calculated from our net income and a reconciliation of our Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income and Return on equity to net income per share and net income, as applicable, see the sections of this release titled "Reconciliation of Net Income to Adjusted EBITDA excluding management fees and Return on Equity" and “Reconciliation of Net Income to Adjusted Net Income and EPS.”

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) changes in relevant currency exchange rates; (iv) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (v) a material disruption at any of our manufacturing facilities; (vi) our dependence on subcontractors and suppliers; (vii) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (viii) competition from various other sources providing similar heat tracing products and services, or other alternative technologies, to customers; (ix) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (x) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xi) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xii) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, as filed with the Securities and Exchange Commission on June 8, 2012.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in Thousands)

	December 31, 2012 (Unaudited)	March 31, 2012
Assets
Current assets:
Cash and cash equivalents	$28,389	$21,468
Accounts receivable, net of allowance for doubtful accounts of $858 and $1,434 as of Dec. 31, 2012 and March 31, 2012, respectively	55,899	50,037
Inventories, net	40,923	38,453
Costs and estimated earnings in excess of billings on uncompleted contracts	2,674	1,996
Income taxes receivable	5,070	5,193
Prepaid expenses and other current assets	7,099	6,853
Deferred income taxes	3,396	3,664
Total current assets	143,450	127,664

Property, plant and equipment, net	31,097	27,661
Goodwill	117,984	118,007
Intangible assets, net	136,320	144,801
Debt issuance costs, net	4,570	7,446
Total assets	$433,421	$425,579

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$24,156	$15,728
Accrued liabilities	15,057	22,442
Current portion of long term debt	—	21,000
Obligations due to settle the CHS Transactions	3,325	3,528
Billings in excess of costs and estimated earnings on uncompleted contracts	2,178	2,446
Income taxes payable	2,385	1,374
Total current liabilities	47,101	66,518

Long-term debt, net of current maturities	118,145	118,145
Deferred income taxes	43,073	45,999
Other noncurrent liabilities	2,702	2,437
Total liabilities	211,021	233,099

Common Stock	31	30
Additional paid in capital	200,807	191,998
Foreign currency translation adjustment	3,147	3,362
Retained earnings accumulated deficit	18,415	(2,910)
Total shareholders' equity	222,400	192,480
Total liabilities and shareholders' equity	$433,421	$425,579

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	Dec. 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011

Sales (a)	$76,750	$69,197	$211,951	$202,483
Cost of sales (a)	41,799	35,506	111,022	104,852
Gross profit	34,951	33,691	100,929	97,631
Operating expenses:
Marketing, general and administrative and engineering	16,410	15,242	46,525	45,006
Stock compensation expense	475	58	869	6,456
Management fees (b)	—	—	—	8,141
Amortization of other intangible assets	2,813	2,809	8,405	8,572
Income from operations	15,253	15,582	45,130	29,456

Interest expense, net	(2,860)	(3,795)	(8,959)	(11,685)
Acceleration of unamortized debt cost	—	(174)	(2,318)	(3,096)
Debt cost amortization	(220)	(162)	(806)	(1,003)
Loss on retirement of debt	—	(229)	—	(3,195)
Interest expense, net	(3,080)	(4,360)	(12,083)	(18,979)

Other expense	(274)	(215)	(137)	(1,402)
Income before provision for taxes	11,899	11,007	32,910	9,075
Income tax expense	4,161	4,074	11,585	3,294
Net income	$7,738	$6,933	$21,325	$5,781

Net income per common share:

Basic income per share	$0.25	$0.23	$0.70	$0.20
Diluted income per share	$0.24	$0.22	$0.67	$0.19
Weighted -average shares used in computing net income per common share:
Basic common shares	30,947	29,587	30,673	28,937
Fully-diluted common shares	31,871	31,216	31,726	30,480

(a)	Prior period freight billings have been reclassified from a reduction of cost of sales to sales in order to conform to current period presentation.

(b)
Management fees for the nine month period ended December 31, 2011 includes $7.8 million in termination fees paid to our private equity sponsors at the completion of the IPO in Q1 2012. The fees were paid in settlement of the remaining term of the management services agreement that was in place prior to the IPO.

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA excluding management fees and Return on Equity
(Unaudited, in Thousands except per share amounts)

Adjusted EBITDA excluding management fees and Return on Equity	Three Months Ended Dec. 31, 2012	Three Months Ended Dec. 31, 2011	Nine Months Ended Dec. 31, 2012	Nine Months Ended Dec. 31, 2011
Net income	$7,738	$6,933	$21,325	$5,781
Interest expense, net	3,080	4,360	12,083	18,979
Income tax expense	4,161	4,074	11,585	3,294
Depreciation and amortization expense	3,450	3,285	10,306	10,623
EBITDA-non-GAAP basis	$18,429	$18,652	$55,299	$38,677
Stock compensation expense	475	58	869	6,457
Refinance revolving line of credit expense included in operating expense	—	—	94	—
Fiscal 2013 Shelf Registration and secondary offering expenses	—	—	536	—
Adjusted EBITDA-non-GAAP basis	$18,904	$18,710	$56,798	$45,134
Termination of management fee agreement with private equity sponsor	—	—	—	8,104
Adjusted EBITDA excluding management fees - non-GAAP basis	$18,904	$18,710	$56,798	$53,238

Adjusted EBITDA Q3 - Annualized for a full fiscal year	$75,616

Average total shareholders' equity for the three month period ended December 31, 2012	$217,331

Return on Equity - non-GAAP basis	35%

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income and EPS
(Unaudited, in Thousands except per share amounts)

Adjusted Net Income and EPS	Three Months Ended Dec. 31, 2012	Three Months Ended Dec. 31, 2011	Nine Months Ended Dec. 31, 2012	Nine Months Ended Dec. 31, 2011	Adjustment to:

GAAP Net income	$7,738	$6,933	$21,325	$5,781

Acceleration of stock compensation in connection with the IPO	—	—	—	6,341	Operating expense
Management fees which terminated at the IPO	—	—	—	8,105	Operating expense
Fiscal 2013 Shelf Registration and secondary offering expenses	—	—	536	—	Operating expense
Refinance revolving line of credit expense - operating expense	—	—	94	—	Operating expense
Premium paid on redemption of long term debt	—	229	—	3,195	Loss on retirement of debt
Acceleration of unamortized debt costs - optional bond redemptions	—	174	871	3,096	Loss on retirement of debt
Acceleration of unamortized debt cost - refinance revolving line of credit	—	—	1,447	—	Acceleration of unamortized debt

Tax effect of financial adjustments	—	(141)	(1,042)	(7,278)	Income tax benefit
Adjusted Net Income - non-GAAP basis	$7,738	$7,195	$23,231	$19,240

Adjusted fully-diluted earnings per common share - non-GAAP basis	$0.24	$0.23	$0.73	$0.63

Fully-diluted common shares	31,871	31,216	31,726	30,480